Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn-Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE

PERIOD FROM JULY 27, 2006 TO AUGUST 23, 2006

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32254-3699

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: September 15, 2006	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

PAGE
Financial Statements as of and for the four weeks ended August 23, 2006:

Condensed Consolidated Balance Sheet (Unaudited)	1

Condensed Consolidated Statement of Operations (Unaudited)	2

Condensed Consolidated Statement of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

Schedule:

Schedule 1: Total Disbursements by Filed Legal Entity	9

NOTE:	THIS REPORT CONTAINS FINANCIAL STATEMENTS THAT ARE PRELIMINARY AND DO NOT REFLECT ALL YEAR-END ADJUSTMENTS THAT MAY HAVE A MATERIAL IMPACT ON THE FINANCIAL STATEMENTS.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	August 23, 2006
ASSETS
Current assets:
Cash and cash equivalents	$257,561
Marketable securities	14,446
Trade and other receivables, less allowance for doubtful accounts of $9,524	134,954
Insurance claims receivable	27,434
Income tax receivable	30,382
Merchandise inventories, less LIFO reserve of $153,191	451,638
Prepaid expenses and other current assets	36,254
Assets held for sale	2,887

Total current assets	955,556

Property, plant and equipment, net	489,575
Other assets, net	97,594

Total assets	$1,542,725

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current borrowings under DIP Credit Facility	$40,000
Current portion of long-term debt	235
Current obligations under capital leases	3,592
Accounts payable	206,659
Reserve for self-insurance liabilities	75,844
Accrued wages and salaries	85,760
Accrued rent	47,664
Accrued expenses	95,921

Total current liabilities	555,675

Reserve for self-insurance liabilities	151,521
Long-term debt	123
Obligations under capital leases	4,918
Other liabilities	9,519

Total liabilities not subject to compromise	721,756

Liabilities subject to compromise	1,121,686

Total liabilities	1,843,442

Shareholders’ deficit:
Common stock	141,858
Additional paid-in-capital	35,993
Accumulated deficit	(458,185)
Accumulated other comprehensive loss	(20,383)

Total shareholders’ deficit	(300,717)

Total liabilities and shareholders’ deficit	$1,542,725

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended August 23, 2006
Net sales	$527,774
Cost of sales, including warehouse and delivery expenses	391,003

Gross profit on sales	136,771
Other operating and administrative expenses	153,340
Restructuring loss	565

Operating loss	(17,134)
Interest expense, net	816

Loss before reorganization items and income taxes	(17,950)
Reorganization items, net expense	2,624
Income tax expense	—

Net loss from continuing operations	(20,574)

Discontinued operations:
Loss from discontinued operations	(1,537)
Gain on disposal of discontinued operations	19,631
Income tax expense	—

Net gain from discontinued operations	18,094

Net loss	$(2,480)

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended August 23, 2006
Cash flows from operating activities:
Net loss	$(2,480)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sales of assets, net	(35,585)
Reorganization items, net	2,624
Depreciation and amortization	7,430
Stock compensation plans	558
Change in operating assets and liabilities:
Trade and other receivables	22,646
Merchandise inventories	19,681
Prepaid expenses and other current assets	102
Accounts payable	(2,990)
Reserve for self-insurance liabilities	248
Lease liability on closed facilities	13,148
Income taxes receivable	51
Defined benefit plan	(273)
Other accrued expenses	2,146

Net cash provided by operating activities before reorganization items	27,306
Cash effect of reorganization items	(4,198)

Net cash provided by operating activities	23,108

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,479)
Increase in investments and other assets	(2,219)
Proceeds from sales of assets	46,059
Purchases of marketable securities	(595)
Sales of marketable securities	240
Other	512

Net cash provided by investing activities	40,518

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	1,502
Gross payments on DIP Credit Facility	(1,767)
Principal payments on capital lease obligations	(128)
Principal payments on long-term debt	(20)
Debt issuance costs	(114)
Other	98

Net cash used in financing activities	(429)

Increase in cash and cash equivalents	63,197
Cash and cash equivalents at beginning of period	194,364

Cash and cash equivalents at end of period	$257,561

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in five states in the southeastern United States. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Chapter 11” or “Bankruptcy Code”) in the United States Bankruptcy Court. The cases are being jointly administered by the United States Bankruptcy Court for the Middle District of Florida (the “Court”) under the caption “In re: Winn-Dixie Stores, Inc., et al., Case No. 05-03817-3F1.”

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited condensed consolidated financial statements including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended August 23, 2006, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. See Note 4 regarding the Bahamian operations. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Due to the Chapter 11 filings, such realization of assets and liquidation of liabilities are subject to a significant number of uncertainties. Specifically, the Condensed Consolidated Financial Statements do not include all necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies or (c) the effect of any changes that may be made in connection with the Company’s capitalization or operations as a result of a confirmed plan of reorganization.

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows.

These unaudited condensed consolidated financial statements are not intended to present fairly the financial position of the Company as of August 23, 2006, or the results of its operations or its

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In addition, due to the timing of the year-end closing process, these financial statements do not contain all year-end adjustments that may have a material effect on the financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments when appropriate.

The consolidated statement of operations and cash flows for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future. Additionally, as noted above, several year-end entries have not yet been recorded, which may have a material effect on the financial statements.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006 and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Company currently operates the business as debtors-in-possession pursuant to the Bankruptcy Code. As debtors-in-possession, it is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

In early August, the Company filed its proposed plan of reorganization (the “Plan of Reorganization”) and related disclosure statement (“Disclosure Statement”) with the Court. On August 4, 2006, the Court approved the Disclosure Statement. The Disclosure Statement and related documents were mailed on or about August 9, 2006 to all holders of claims as of August 1, 2006 that are entitled to vote on the Plan; the voting period ends September 25, 2006. The Company intends to seek Court confirmation of the Plan at a hearing scheduled for October 13, 2006 and anticipates that it will emerge from Chapter 11 by late October 2006.

Key elements of the Plan of Reorganization include: substantive consolidation of the Debtors for purposes of the Plan and distributions under the Plan of Reorganization; payment in full of administrative and priority claims; reinstatement of or payment of secured claims; distribution of the common stock of the reorganized company to unsecured creditors, in varying amounts; cash payments of certain de minimis claims; and cancellation of all existing shares of the Company’s common stock.

For further information, refer to the Plan of Reorganization and Disclosure Statement included as Exhibits 2.1 and 99.1, respectively, to the Current Report on Form 8-K filed August 11, 2006.

Under the priority scheme established by the Bankruptcy Code, generally post-petition liabilities and pre-petition liabilities must be satisfied before shareholders are entitled to receive any distribution. As noted above, the Plan of Reorganization proposes no recovery for shareholders. Although the Plan of Reorganization provides estimated recoveries for unsecured creditors, the amount of any actual recoveries will not be determined until confirmation and implementation of a plan of reorganization. No assurance can be given as to what recoveries, if any, will be assigned in the bankruptcy proceedings to unsecured creditors. The Plan of Reorganization proposes that holders of the Company’s unsecured debt will receive less, and potentially substantially less, than payment in full for their claims. For the foregoing reasons, the value of the Company’s common stock and unsecured debt is highly speculative.

3.	DIP Credit Facility: Subsequent to the Petition Date, the Court authorized Winn-Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all such assets and by a super-priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility that includes a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility (filed as Exhibit 10.2 to the Current Report on Form 8-K filed February 24, 2005), the first amendment, dated March 31, 2005 (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005), the second amendment, dated July 29, 2005 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 9, 2005), the third amendment, dated January 31, 2006 (filed as Exhibit 10.1 to

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

the Current Report on Form 8-K filed on February 6, 2006); the fourth amendment, dated March 17, 2006 (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended April 5, 2006); and the fifth amendment, dated August 1, 2006 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 4, 2006). The following capitalized terms have specific meanings as defined in the DIP Credit Facility, as amended: Agent, Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility is based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such financings, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group, and EBITDA and capital expenditures tests as compared to monthly projections. At all times, Excess Availability is not permitted to fall below $100.0 million, effectively reducing borrowing availability. As of August 23, 2006, the Company was in compliance with these covenants. Borrowing availability was $110.3 million, as summarized below:

August 23, 2006
Lesser of Borrowing Base or DIP Credit Facility capacity
(net of Reserves of $266,971, including $240,328 related to outstanding letters of credit)	$250,298
Outstanding borrowings	(40,000)

Excess Availability	210,298
Limitation on Excess Availability	(100,000)

Borrowing availability	$110,298

As shown in the table above, availability under the DIP Credit Facility is determined net of Reserves, which are subject to revision by the Agent under the DIP Credit Facility to reflect events or circumstances that adversely affect the value of the Borrowing Base assets. Accordingly, a determination by the Agent to increase Reserves would reduce availability.

4.	Sale of subsidiary: On August 9, 2006, the Company sold its 78% ownership interest in Bahamas Supermarkets Limited, for approximately $54.0 million. Transaction fees are expected to be $3.0 million.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

5.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005 and Quarterly Reports on Forms 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006.

6.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and was comprised of the following:

Four weeks ended August 23, 2006
Professional fees	$2,380
Lease rejections	420
Employee costs	643
Interest income	(772)
Other	(47)

Reorganization items, net	$2,624

7.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since, after considering the information available, it was determined that it was more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company has not recorded any tax benefit or expense during the four weeks ended August 23, 2006.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended August 23, 2006

(Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$351,354
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	—
Crackin’ Good, Inc.	05-03821	—
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	2,905
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	126
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	11,363
Winn-Dixie Montgomery, Inc.	05-03837	43,789
Winn-Dixie Procurement, Inc.	05-03838	226,931
Winn-Dixie Raleigh, Inc.	05-03839	45,980
Winn-Dixie Supermarkets, Inc.	05-03840	231

Total Disbursements		$682,679

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.